Exhibit 4.5
SECOND SUPPLEMENTAL INDENTURE
          SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of August 21, 2006.
          Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture (as defined below).
          WHEREAS VeraSun Energy Corporation, as issuer (the “Issuer”), VeraSun Aurora Corporation, a South Dakota corporation, VeraSun Fort Dodge, LLC, a Delaware limited liability company, VeraSun Charles City, LLC, a Delaware limited liability company, VeraSun Marketing, LLC, a Delaware limited liability company, and VeraSun Welcome, LLC, a Delaware limited liability company, as Subsidiary Guarantors, and Wells Fargo Bank, N.A., as trustee, are parties to an Indenture (as it may be amended or supplemented from time to time, the “Indenture”), dated as of December 21, 2005, relating to the Company’s 9?% Senior Secured Notes due 2012 (the “Notes”);
          WHEREAS Section 9.1(5) of the Indenture allows the Issuer to add a Subsidiary Guarantor without notice or consent of any Holder.
          NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the parties hereto agree as follows:
          1.1 New Subsidiary Guarantor. By executing this Second Supplemental Indenture and the Note Guarantee referred to in Section 1.2 hereof, VeraSun Hartley, LLC, a Delaware limited liability company (“VeraSun Hartley”), hereby agrees to guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Article XII of the Indenture and the Note Guarantee.
          1.2 Note Guarantee. VeraSun Hartley has duly executed and hereby delivers to the Trustee a Note Guarantee with respect to its obligations as a Subsidiary Guarantor under the Indenture. From and after the date hereof, VeraSun Hartley shall be a Subsidiary Guarantor for all purposes under the Indenture and the Notes.
          IN WITNESS WHEREOF, the undersigned have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

VERASUN ENERGY CORPORATION,
as Issuer

By:	/s/ Donald L. Endres

Name: Donald L. Endres
Title: Chief Executive Officer

By:	/s/ Bruce A. Jamerson

Name: Bruce A. Jamerson
Title: President

VERASUN AURORA CORPORATION,
as Guarantor

By:	/s/ Donald L. Endres

Name: Donald L. Endres
Title: Chief Executive Officer

By:	/s/ Bruce A. Jamerson

Name: Bruce A. Jamerson
Title: President

VERASUN FORT DODGE, LLC,
as Guarantor

By:	/s/ Donald L. Endres

Name: Donald L. Endres
Title: Chief Executive Officer

By:	/s/ Bruce A. Jamerson

Name: Bruce A. Jamerson
Title: President

VERASUN CHARLES CITY, LLC,
as Guarantor

By:	/s/ Donald L. Endres

Name: Donald L. Endres
Title: Chief Executive Officer

By:	/s/ Bruce A. Jamerson

Name: Bruce A. Jamerson
Title: President

VERASUN MARKETING, LLC,
as Guarantor

By:	/s/ Donald L. Endres

Name: Donald L. Endres
Title: Chief Executive Officer

By:	/s/ Bruce A. Jamerson

Name: Bruce A. Jamerson
Title: President

VERASUN WELCOME, LLC,
as Guarantor

By:	/s/ Donald L. Endres

Name: Donald L. Endres
Title: Chief Executive Officer

By:	/s/ Bruce A. Jamerson

Name: Bruce A. Jamerson
Title: President

VERASUN HARTLEY, LLC,
as Guarantor

By:	/s/ Donald L. Endres

Name: Donald L. Endres
Title: Chief Executive Officer

By:	/s/ Bruce A. Jamerson

Name: Bruce A. Jamerson
Title: President

WELLS FARGO BANK, N.A.,
as Trustee

By:	/s/ Timothy P. Mowdy

Name: Timothy P. Mowdy
Title: Vice President